Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts:	Investor Contacts:
	Tom Joyce	Steve McGarry
	703/984-5610	703/984-6746
	Martha Holler	Joe Fisher
	703/984-5178	703/984-5755
SALLIE MAE’S MANAGED LOAN PORTFOLIO GROWS 18 PERCENT FROM PRIOR
YEAR TO $153 BILLION IN SECOND-QUARTER 2007
Originations Through Company’s Lending Brands Grow 39 Percent
RESTON, Va., July 17, 2007 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported second-quarter 2007 earnings and performance results that include an 18-percent increase in managed student loans from the year-ago quarter, with the company’s portfolio topping $153 billion. Second-quarter 2007 preferred-channel loan originations were $3.6 billion, and loans originated through the company’s internal brands, a segment of total preferred-channel loan originations, grew 39 percent from the year-ago period to $2.4 billion.
     Preferred-channel loan originations include loans originated by the company’s internal lending brands and external lending partners. Preferred-channel originations in the first half of 2007 were $11.6 billion, and internal brands originated $7.2 billion, or 62 percent, of the total.
     “Our loan portfolio continues to register strong growth, and our internal brands are outpacing the market,” said C.E. Andrews, chief executive officer. “We are delivering best-in-class products and services to schools, students and families to help them access higher education.”
     The company purchased $20.9 billion in education loans in the first half of 2007, a 27-percent increase from the same period last year. In the second-quarter 2007, loan purchases were $8.4 billion.
     Sallie Mae reports financial results on a GAAP basis and also presents certain “core earnings” performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these “core earnings” measures to monitor the company’s business performance.
     Sallie Mae reported second-quarter 2007 GAAP net income of $966 million, or $1.03 per diluted share, compared to $724 million, or $1.52 per diluted share, in the year-ago period. Included in these GAAP results are pre-tax gains on derivative and hedging activities of $822 million in the second-quarter 2007, compared to $123 million in the year-ago quarter, and a decrease of $671 million in gains on student loan securitizations. Second-quarter 2007 GAAP diluted earnings per share were reduced by $1.21 due to the reversal of unrealized gains on dilutive outstanding equity-forward contracts as required by the GAAP diluted earnings per share calculation.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

     “Core earnings” net income for the second-quarter 2007 was $189 million, or $.43 per diluted share, down from $320 million, or $.72 per diluted share, in the year-ago quarter. These second-quarter 2007 results include a provision for losses of $247 million and $51 million in expenses related to the company’s previously announced acquisition. Annualized net charge-offs as a percentage of average private education loans in repayment were 3.5 percent in the second-quarter 2007, compared to 3.4 percent in the prior quarter. For the first half of 2007, “core earnings” net income was $440 million, compared to $607 million in the first half of 2006.
     “Core earnings” net interest income was $635 million for the 2007 second quarter, up from the year-ago quarter’s $602 million. “Core earnings” other income, which consists primarily of fees earned from guarantor servicing and collection activity, was $296 million in the second—quarter 2007 and $583 million year-to-date, up 11 percent and 14 percent, respectively, from the year-ago periods. “Core earnings” operating expenses were $382 million in the second-quarter 2007, and $715 million for the first half of 2007.
     Both a description of the “core earnings” treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the Second Quarter 2007 Supplemental Earnings Disclosure.
     Total equity for the company at June 30, 2007, was $5.3 billion, up from $4.4 billion a year ago. The company’s tangible capital at June 30, 2007, was 2.28 percent of managed assets, compared to 2.19 percent at the same time last year. The “core earnings” student loan spread was 1.79 percent in the second-quarter 2007, excluding financing fees related to the acquisition transaction.
***
This press release contains “forward-looking statements” including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Second Quarter 2007.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages $153 billion in education loans and serves nearly 10 million student and parent customers. Through its Upromise affiliates, the company also manages $18 billion in 529 college-savings plans, and 8 million members have joined Upromise to help save for college with rewards on purchases at nearly 70,000 places. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

SLM CORPORATION

Supplemental Earnings Disclosure

June 30, 2007

(Dollars in millions, except earnings per share)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income	$966	$116	$724	$1,082	$875
Diluted earnings per common share(1)	$1.03	$.26	$1.52	$1.82	$1.96
Return on assets	3.23%	.43%	3.20%	1.89%	1.94%
“Core Earnings” Basis(2)
“Core Earnings” net income	$189	$251	$320	$440	$607
“Core Earnings” diluted earnings per common share(1)	$.43	$.57	$.72	$.99	$1.37
“Core Earnings” return on assets	.45%	.64%	.90%	.54%	.88%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$108,865	$101,499	$80,724	$105,203	$81,781
Average off-balance sheet student loans	43,432	44,663	47,716	44,044	44,909

Average Managed student loans	$152,297	$146,162	$128,440	$149,247	$126,690

Ending on-balance sheet student loans, net	$110,626	$104,581	$82,279
Ending off-balance sheet student loans, net	42,577	45,380	47,865

Ending Managed student loans, net	$153,203	$149,961	$130,144

Ending Managed FFELP Stafford and Other Student Loans, net	$42,865	$41,832	$41,926
Ending Managed FFELP Consolidation Loans, net	85,276	83,928	69,195
Ending Managed Private Education Loans, net	25,062	24,201	19,023

Ending Managed student loans, net	$153,203	$149,961	$130,144

(1)	In December 2004, the Company adopted the Emerging Issues Task Force (“EITF”) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” as it relates to the Company’s $2 billion in contingently convertible debt instruments (“Co-Cos”) issued in May 2003. EITF No. 04-8 requires the shares underlying Co-Cos to be included in diluted earnings per common share computations regardless of whether the market price trigger or the conversion price has been met, using the “if-converted” method. The impact of Co-Cos to diluted earnings per common share is as follows:

	Quarters ended					Six months ended
	June 30,		March 31,		June 30,	June 30,		June 30,
	2007		2007		2006	2007		2006
	(unaudited)		(unaudited)		(unaudited)	(unaudited)		(unaudited)

Impact of Co-Cos on GAAP diluted earnings per common share	$(.03)		$—	(A)	$(.08)	$(.05)		$(.07)
Impact of Co-Cos on “Core Earnings” diluted earnings per common share	$—	(A)	$—		$(.01)	$—	(A)	$(.02)

(A)	There is no impact on diluted earnings per common share because the effect of the assumed conversion is antidilutive.

On June 25, 2007, holders of these securities were notified that the Co-Cos would be called at par on July 25, 2007, as allowed by the terms of the indenture governing the Co-Cos.

(2)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30,	March 31,	June 30,
	2007	2007	2006
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $11,337; $10,192; and $6,890, respectively)	$31,503,088	$28,561,670	$21,390,845
FFELP Consolidation Loans (net of allowance for losses of $12,746; $12,087; and $10,090 respectively)	68,109,269	66,170,098	54,054,932
Private Education Loans (net of allowance for losses of $427,904; $369,072; and $251,582, respectively)	11,013,668	9,849,481	6,832,843
Other loans (net of allowance for losses of $19,989; $19,803; and $15,190, respectively)	1,178,052	1,350,416	1,050,632
Cash and investments	4,565,606	6,116,168	6,204,462
Restricted cash and investments	4,300,826	3,719,020	3,489,542
Retained Interest in off-balance sheet securitized loans	3,448,045	3,643,322	3,151,855
Goodwill and acquired intangible assets, net	1,356,620	1,364,016	1,080,703
Other assets	7,327,108	6,102,275	4,650,851

Total assets	$132,802,282	$126,876,466	$101,906,665

Liabilities
Short-term borrowings	$9,758,465	$4,428,980	$3,801,266
Long-term borrowings	114,365,577	114,070,797	90,506,785
Other liabilities	3,320,098	3,990,878	3,229,477

Total liabilities	127,444,140	122,490,655	97,537,528

Commitments and contingencies
Minority interest in subsidiaries	10,081	9,029	9,369
Stockholders’ equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	565,000	565,000	565,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 436,095; 434,587; and 430,753 shares, respectively, issued	87,219	86,918	86,151
Additional paid-in capital	2,721,554	2,638,334	2,440,565
Accumulated other comprehensive income, net of tax	265,388	300,884	370,204
Retained earnings	2,790,674	1,833,359	1,775,948

Stockholders’ equity before treasury stock	6,429,835	5,424,495	5,237,868
Common stock held in treasury: 23,477; 22,650; and 19,078 shares, respectively	1,081,774	1,047,713	878,100

Total stockholders’ equity	5,348,061	4,376,782	4,359,768

Total liabilities and stockholders’ equity	$132,802,282	$126,876,466	$101,906,665

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$511,300	$450,762	$337,090	$962,062	$635,590
FFELP Consolidation Loans	1,087,254	1,014,846	841,591	2,102,100	1,662,926
Private Education Loans	329,351	338,421	233,696	667,772	475,049
Other loans	26,453	27,973	23,541	54,426	46,848
Cash and investments	141,524	113,904	124,954	255,428	220,764

Total interest income	2,095,882	1,945,906	1,560,872	4,041,788	3,041,177
Total interest expense	1,697,229	1,532,090	1,204,067	3,229,319	2,296,851

Net interest income	398,653	413,816	356,805	812,469	744,326
Less: provisions for losses	148,200	150,330	67,396	298,530	127,715

Net interest income after provisions for losses	250,453	263,486	289,409	513,939	616,611

Other income:
Gains on student loan securitizations	—	367,300	671,262	367,300	701,285
Servicing and securitization revenue	132,987	251,938	82,842	384,925	181,773
Losses on securities, net	(10,921)	(30,967)	(8,524)	(41,888)	(11,472)
Gains (losses) on derivative and hedging activities, net	821,566	(356,969)	122,719	464,597	35,980
Guarantor servicing fees	30,273	39,241	33,256	69,514	60,163
Debt management fees	80,237	87,322	90,161	167,559	181,773
Collections revenue	77,092	65,562	67,357	142,654	124,038
Other	89,004	96,433	75,081	185,437	146,457

Total other income	1,220,238	519,860	1,134,154	1,740,098	1,419,997
Operating expenses	398,800	356,174	316,602	754,974	639,911

Income before income taxes and minority interest in net earnings of subsidiaries	1,071,891	427,172	1,106,961	1,499,063	1,396,697
Income taxes	104,724	310,014	381,828	414,738	518,873

Income before minority interest in net earnings of subsidiaries	967,167	117,158	725,133	1,084,325	877,824
Minority interest in net earnings of subsidiaries	696	1,005	1,355	1,701	2,445

Net income	966,471	116,153	723,778	1,082,624	875,379
Preferred stock dividends	9,156	9,093	8,787	18,249	17,088

Net income attributable to common stock	$957,315	$107,060	$714,991	$1,064,375	$858,291

Basic earnings per common share	$2.32	$.26	$1.74	$2.59	$2.08

Average common shares outstanding	411,870	411,040	410,957	411,457	411,811

Diluted earnings per common share	$1.03	$.26	$1.52	$1.82	$1.96

Average common and common equivalent shares outstanding	452,406	418,449	454,314	454,139	453,803

Dividends per common share	$—	$.25	$.25	$.25	$.47

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended June 30, 2007
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$718,624	$—	$—	$718,624	$(207,324)	$511,300
FFELP Consolidation Loans	1,391,015	—	—	1,391,015	(303,761)	1,087,254
Private Education Loans	692,499	—	—	692,499	(363,148)	329,351
Other loans	26,453	—	—	26,453	—	26,453
Cash and investments	182,644	—	7,197	189,841	(48,317)	141,524

Total interest income	3,011,235	—	7,197	3,018,432	(922,550)	2,095,882
Total interest expense	2,371,441	6,612	5,425	2,383,478	(686,249)	1,697,229

Net interest income (loss)	639,794	(6,612)	1,772	634,954	(236,301)	398,653
Less: provisions for losses	246,981	—	—	246,981	(98,781)	148,200

Net interest income (loss) after provisions for losses	392,813	(6,612)	1,772	387,973	(137,520)	250,453
Fee income	—	80,233	30,273	110,506	4	110,510
Collections revenue	—	77,412	—	77,412	(320)	77,092
Other income	59,458	—	48,141	107,599	925,037	1,032,636

Total other income	59,458	157,645	78,414	295,517	924,721	1,220,238
Operating expenses(1)	181,650	96,307	104,432	382,389	16,411	398,800

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	270,621	54,726	(24,246)	301,101	770,790	1,071,891
Income tax expense (benefit)(2)	100,130	20,248	(8,971)	111,407	(6,683)	104,724
Minority interest in net earnings of subsidiaries	—	696	—	696	—	696

Net income (loss)	$170,491	$33,782	$(15,275)	$188,998	$777,473	$966,471

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $13 million, $4 million, and $6 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended March 31, 2007
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$695,353	$—	$—	$695,353	$(244,591)	$450,762
FFELP Consolidation Loans	1,331,235	—	—	1,331,235	(316,389)	1,014,846
Private Education Loans	657,584	—	—	657,584	(319,163)	338,421
Other loans	27,973	—	—	27,973	—	27,973
Cash and investments	161,677	—	2,135	163,812	(49,908)	113,904

Total interest income	2,873,822	—	2,135	2,875,957	(930,051)	1,945,906
Total interest expense	2,220,136	6,687	5,568	2,232,391	(700,301)	1,532,090

Net interest income (loss)	653,686	(6,687)	(3,433)	643,566	(229,750)	413,816
Less: provisions for losses	197,930	—	606	198,536	(48,206)	150,330

Net interest income (loss) after provisions for losses	455,756	(6,687)	(4,039)	445,030	(181,544)	263,486
Fee income	—	87,326	39,241	126,567	(4)	126,563
Collections revenue	—	65,322	—	65,322	240	65,562
Other income	44,418	—	51,317	95,735	232,000	327,735

Total other income	44,418	152,648	90,558	287,624	232,236	519,860
Operating expenses(1)	171,563	93,248	67,505	332,316	23,858	356,174

Income before income taxes and minority interest in net earnings of subsidiaries	328,611	52,713	19,014	400,338	26,834	427,172
Income tax expense(2)	121,586	19,504	7,035	148,125	161,889	310,014
Minority interest in net earnings of subsidiaries	—	1,005	—	1,005	—	1,005

Net income	$207,025	$32,204	$11,979	$251,208	$(135,055)	$116,153

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $9 million, $3 million, and $4 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended June 30, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$718,909	$—	$—	$718,909	$(381,819)	$337,090
FFELP Consolidation Loans	1,114,355	—	—	1,114,355	(272,764)	841,591
Private Education Loans	485,429	—	—	485,429	(251,733)	233,696
Other loans	23,541	—	—	23,541	—	23,541
Cash and investments	169,877	—	659	170,536	(45,582)	124,954

Total interest income	2,512,111	—	659	2,512,770	(951,898)	1,560,872
Total interest expense	1,903,523	5,466	1,345	1,910,334	(706,267)	1,204,067

Net interest income (loss)	608,588	(5,466)	(686)	602,436	(245,631)	356,805
Less: provisions for losses	60,009	—	(32)	59,977	7,419	67,396

Net interest income (loss) after provisions for losses	548,579	(5,466)	(654)	542,459	(253,050)	289,409
Fee income	—	90,161	33,256	123,417	—	123,417
Collections revenue	—	67,213	—	67,213	144	67,357
Other income	50,771	—	24,338	75,109	868,271	943,380

Total other income	50,771	157,374	57,594	265,739	868,415	1,134,154
Operating expenses(1)	163,162	85,110	50,235	298,507	18,095	316,602

Income before income taxes and minority interest in net earnings of subsidiaries	436,188	66,798	6,705	509,691	597,270	1,106,961
Income tax expense(2)	161,391	24,715	2,480	188,586	193,242	381,828
Minority interest in net earnings of subsidiaries	—	1,355	—	1,355	—	1,355

Net income	$274,797	$40,728	$4,225	$319,750	$404,028	$723,778

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $8 million, $2 million, and $4 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Six months ended June 30, 2007
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,413,977	$—	$—	$1,413,977	$(451,915)	$962,062
FFELP Consolidation Loans	2,722,250	—	—	2,722,250	(620,150)	2,102,100
Private Education Loans	1,350,083	—	—	1,350,083	(682,311)	667,772
Other loans	54,426	—	—	54,426	—	54,426
Cash and investments	344,321	—	9,332	353,653	(98,225)	255,428

Total interest income	5,885,057	—	9,332	5,894,389	(1,852,601)	4,041,788
Total interest expense	4,591,577	13,299	10,993	4,615,869	(1,386,550)	3,229,319

Net interest income (loss)	1,293,480	(13,299)	(1,661)	1,278,520	(466,051)	812,469
Less: provisions for losses	444,911	—	606	445,517	(146,987)	298,530

Net interest income (loss) after provisions for losses	848,569	(13,299)	(2,267)	833,003	(319,064)	513,939
Fee income	—	167,559	69,514	237,073	—	237,073
Collections revenue	—	142,734	—	142,734	(80)	142,654
Other income	103,876	—	99,458	203,334	1,157,037	1,360,371

Total other income	103,876	310,293	168,972	583,141	1,156,957	1,740,098
Operating expenses(1)	353,213	189,555	171,937	714,705	40,269	754,974

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	599,232	107,439	(5,232)	701,439	797,624	1,499,063
Income tax expense (benefit)(2)	221,716	39,752	(1,936)	259,532	155,206	414,738
Minority interest in net earnings of subsidiaries	—	1,701	—	1,701	—	1,701

Net income (loss)	$377,516	$65,986	$(3,296)	$440,206	$642,418	$1,082,624

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $22 million, $7 million, and $10 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Six months ended June 30, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,368,660	$—	$—	$1,368,660	$(733,070)	$635,590
FFELP Consolidation Loans	2,142,317	—	—	2,142,317	(479,391)	1,662,926
Private Education Loans	914,189	—	—	914,189	(439,140)	475,049
Other loans	46,848	—	—	46,848	—	46,848
Cash and investments	300,338	—	1,982	302,320	(81,556)	220,764

Total interest income	4,772,352	—	1,982	4,774,334	(1,733,157)	3,041,177
Total interest expense	3,562,895	10,622	2,623	3,576,140	(1,279,289)	2,296,851

Net interest income (loss)	1,209,457	(10,622)	(641)	1,198,194	(453,868)	744,326
Less: provisions for losses	134,829	—	(13)	134,816	(7,101)	127,715

Net interest income (loss) after provisions for losses	1,074,628	(10,622)	(628)	1,063,378	(446,767)	616,611
Fee income	—	181,773	60,163	241,936	—	241,936
Collections revenue	—	123,753	—	123,753	285	124,038
Other income	91,343	—	54,347	145,690	908,333	1,054,023

Total other income	91,343	305,526	114,510	511,379	908,618	1,419,997
Operating expenses(1)	324,600	174,623	108,747	607,970	31,941	639,911

Income before income taxes and minority interest in net earnings of subsidiaries	841,371	120,281	5,135	966,787	429,910	1,396,697
Income tax expense(2)	311,308	44,504	1,899	357,711	161,162	518,873
Minority interest in net earnings of subsidiaries	—	2,445	—	2,445	—	2,445

Net income	$530,063	$73,332	$3,236	$606,631	$268,748	$875,379

(1)	Operating expenses for the Lending, DMO, and Corporate and Other business segments include $18 million, $5 million, and $9 million, respectively, of stock option compensation expense.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2007	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income(A)	$188,998	$251,208	$319,750	$440,206	$606,631
“Core Earnings” adjustments:
Net impact of securitization accounting	(15,071)	421,485	503,083	406,414	441,022
Net impact of derivative accounting	841,564	(331,724)	164,678	509,840	125,861
Net impact of Floor Income	(39,246)	(39,021)	(52,333)	(78,267)	(104,902)
Net impact of acquired intangibles(B)	(16,457)	(23,906)	(18,158)	(40,363)	(32,071)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	770,790	26,834	597,270	797,624	429,910
Net tax effect(C)	6,683	(161,889)	(193,242)	(155,206)	(161,162)

Total “Core Earnings” adjustments	777,473	(135,055)	404,028	642,418	268,748

GAAP net income	$966,471	$116,153	$723,778	$1,082,624	$875,379

GAAP diluted earnings per common share	$1.03	$.26	$1.52	$1.82	$1.96

(A) “Core Earnings” diluted earnings per common share	$.43	$.57	$.72	$.99	$1.37

(B)	Represents goodwill and intangible impairment and the amortization of acquired intangibles.

(C)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

“Core Earnings”

In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information. A more detailed discussion of the differences between GAAP and “Core Earnings” follows.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions as well as ongoing

“servicing and securitization revenue” presented in accordance with GAAP are excluded from “Core Earnings” and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses arising primarily in our Lending operating segment, and to a lesser degree in our Corporate and Other reportable segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133, are required to be accounted for as derivatives and are marked-to-market through earnings.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received in income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.